Exhibit 2(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 3 to Registration Statement No. 333-138823 of NASDAQ Premium Income & Growth Fund Inc. on Form N-2 of our report dated December 19, 2006 appearing in the Prospectus, which is part of this Registration Statement.

/s/  Deloitte & Touche LLP

Princeton, New Jersey

January 22, 2007